Exhibit 21

SUBSIDIARIES OF COHU, INC.

PLACE OF
LEGAL ENTITY NAME	INCORPORATION
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Delta Design, Inc. (1)	Delaware
FRL, Incorporated	California
Delta Design (Littleton), Inc.	Delaware
Cohu Foreign Sales Ltd.	Barbados
Xcerra Corporation (5)	Massachusetts
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(1) Delta Design, Inc. owns the following subsidiaries:
Delta Design Singapore PTE LTD (2)	Singapore
Cohu S.A.	Costa Rica
Delta Design Europe GmbH (Partial ownership 37%) (3)	Germany
Rosenheim Automation Systems Corporation	California
Ismeca Semiconductor Holding SA (4)	Switzerland
(2) Delta Design Singapore PTE LTD owns the following subsidiaries:
Delta Design Philippines LLC	Delaware
(3) Delta Design Europe GmbH owns the following subsidiaries:
LTX-Credence (Deutschland) GmbH (6)	Japan
Cohu GmbH (FKA: Rasco Gmbh) (7)	Germany
(4) Ismeca Semiconductor Holding SA owns the following subsidiaries:
Ismeca Europe Semiconductor SA	Switzerland
Cohu Malaysia Sdn. Bhd.	Malaysia
Ismeca Semiconductor (Suzhou) Co Ltd	China
(5) Xcerra Corporation owns the following subsidiaries:
LTX-Credence France S.A.S.	France
LTX-Credence Italia S.r.l.	Italy
LTX Asia International, Inc. (12)	Delaware
LTX-Credence Sdn BhD. (13)	Malaysia
LTX LLC	Delaware
Multitest Electronic Systems Inc.	Delaware
Cohu Interface Solutions LLC (FKA: Everett Charles Technologies LLC) (11)	Delaware
Credence Capital Corporation	California
Xcerra International Inc. (15)	Delaware
Credence International Ltd. (16)	British Virgin Islands
LTX-Credence Systems KK	Japan
Credence Semiconductor Test System (Shanghai) Co., Ltd.	China
Xcerra (Thailand) Company Limited	Thailand
Credence Systems (M) Sdn BhD	Malaysia
Credence Systems (UK) Limited	United Kingdom
Everett Charles Technologies Mexico, S. de R.L. de C.V.	Mexico
Delta Design Europe GmbH (Partial ownership 63%)	Germany
(6) LTX-Credence (Deutschland) GmbH owns the following subsidiaries:
atg-Luther & Maelzer GmbH (8)	Germany
Multitest GmbH (9)	Germany
(7) Cohu GmbH owns the following subsidiaries:
Kita Manufacturing Co., LTD	Japan

(8) atg-Luther & Maelzer GmbH owns the following subsidiaries:
atg-Luther & Maelzer Asia Ltd.	Taiwan
Multitest elektrisches Testzentrum fuer Leiterplatten GmbH (15.38% Ownership)	Germany
(9) Multitest GmbH owns the following subsidiaries:
Multitest elektronische Systeme GmbH (10)	Germany
(10) Multitest elektronische Systeme GmbH owns the following subsidiaries:
FTZ Fraes-und Techologiezentrum GmbH Frasdorf (39% Ownership)	Germany
(11) Cohu Interface Solutions LLC owns the following subsidiaries:
Everett Charles Tech, Inc. (FKA: Kita USA, Inc.)	Massachusetts
(12) LTX Asia International, Inc. owns the following subsidiaries:
LTX (Shanghai) Co., Ltd.	China
(13) LTX-Credence Sdn BhD. owns the following subsidiaries:
LTX Corporation Philippine Branch (14)	Philippines
Multitest Electronic Systems (Penang) Sdn. Bhd.	Malaysia
(14) LTX Corporation Philippine Branch owns the following subsidiaries:
Multitest Electronic Systems (Philippines) Corporation	Philippines
(15) Xcerra International Inc. owns the following subsidiaries:
Credence Systems Korea Ltd.	South Korea
(16) Credence International Ltd. owns the following subsidiaries:
Credence Malta Limited	Malta
LTX-Credence Singapore Pte Ltd.	Singapore
NPTest de Costa Rica SA.	Costa Rica
Test Solutions (Suzhou) Co., Ltd.	China
Cohu Semiconductor (Shenzhen) Co., Ltd (FKA:Everett Charles Technologies (Shenzhen) Limited)	China